UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 17, 2006

Date of Report (Date of earliest event reported)

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address of principal executive offices, including zip code)

(970) 493-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Review of Compensation for Executive Officers

At a meeting held on November 17, 2006, the Board of Directors (the “Board”) of Heska Corporation (the “Company”), on the recommendation of the Compensation Committee of the Board (the “Committee”) approved executive compensation arrangements for 2007 for the chief executive officers and other executive officers of the Company as part of their annual review process.  The Board approved changes in base salary for certain officers, including the CEO, CFO and Named Executive Officers, effective March 1, 2007, as follows:

Name	Title	Base Salary
Robert B. Grieve	Chairman and CEO	$375,000
Jason A. Napolitano	Executive VP and CFO	232,575
Joseph H. Ritter	Executive VP, Global Business Operations	200,070
Michael A. Bent	VP, Principal Accounting Officer and Controller	165,635

The Board also approved the terms of a cash management incentive plan (the “MIP”) for fiscal year 2007.  MIP participants will have incentive targets ranging from 25% to 50% of base salary and any MIP payouts will be based on specific operating income targets established by the Board.  At such meeting, the Committee also approved the grant of stock options to purchase an aggregate of 515,000 shares of the Company’s common stock to executive officers and key managers, with specific grants to the CEO, CFO and other Named Executive Officers as follows:  Dr. Grieve, 100,000 shares, Mr. Napolitano, 90,000 shares, Dr. Ritter, 60,000 shares, and Mr. Bent, 30,000 shares.  All such stock options were immediately vested on the November 17 grant date, and each had an exercise price equal to the closing price on the grant date.

Annual Review of Director Compensation Policy

On November 17, 2006 the Board, based on the recommendation of the Corporate Governance Committee, approved revisions to the Director Compensation Policy for non-employee directors, effective January 1, 2007.  The Director Compensation Policy was amended to:  (1) eliminate the payment of fees for attendance at board and committee meetings, (2) provide for an annual cash retainer to directors of $20,000, payable quarterly, (3) provide for an annual cash retainer of $5,000 for the chairs of the Audit, Compensation and Corporate Governance Committees, and eliminate the current annual equity grant to such chairpersons, (4) provide for an annual cash retainer of $2,500 for other committee members of the Audit, Compensation and Corporate Governance Committees, and (5) increase the initial equity grant to new board members and annual equity grant to continuing board members of options valued at $30,000 to $37,500, subject to a maximum grant of 50,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION
a Delaware corporation

Dated: November 20, 2006	By:	/s/ Jason A. Napolitano
Jason A. Napolitano
Executive Vice President and Chief Financial Officer